UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  January 27, 2012

BELLA PETRELLA’S HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Florida	333-169145	27-0645694
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9085 Charles E. Limpus Road, Orlando, Florida 32836
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 516-375-6649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c)  On January 27, 2012, we have employed William R. VanHook, Jr., CPA as our chief financial officer pursuant to an Independent Contractor Agreement.  Mr. VanHook is expected to devote approximately fifty percent of his working time to our affairs. Mr. VanHook is a certified public accountant, licensed in the state of Florida, with over twenty years of experience.  From 2007 to 2009, Mr. VanHook was chief financial officer of Retail Sense, LLC (formally Southeast Advertising Services), a group of privately owned advertising companies with sixty-seven employees and combined revenues of approximately $17 million per year.  From 2009 to the present, Mr. VanHook has maintained his accounting practice in Port Richey, Florida, providing financial statement compilations, corporate tax services, and business advisory services. Mr. VanHook earned a bachelor of science degree in accounting (1992) from Florida State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLA PETRELLA’S HOLDINGS, INC.

/s/ John V. Whitman, Jr.
John V. Whitman, Jr.
Chief Executive Officer

January 27, 2012